Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” included in the Registration Statement (Form S-1 No. 333-193074) and related Prospectus of Receptos, Inc. and to the incorporation by reference in this Registration Statement (Form S-1) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of Receptos, Inc. for the registration of shares of its common stock with an aggregate offering price not to exceed $19,492,500, of our report dated February 11, 2013, except for the retroactive effect of the one-for-seven and one-half reverse stock split as described in Note 10, as to which the date is April 25, 2013, with respect to the consolidated financial statements of Receptos, Inc., included in the Registration Statement (Form S-1 No. 333-193074) and related Prospectus of Receptos, Inc. for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
January 7, 2014